UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): August 10, 2009

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On March 10, 2009, the Company announced its intention to divest its Energy Technology segment operated by its subsidiary Management Performance Group, Inc. (“MPG”).  On August 10, 2009, the Company entered into an Asset Purchase Agreement with Elutions, Inc., a Delaware corporation (“Elutions”) pursuant to which Lime sold certain assets of MPG including the eMAC and uMAC systems, accounts receivable, inventory and customer monitoring contracts.  The agreement provides for a cash payment of $75,000 and a four-year earnout with the opportunity for the Company to earn up to $4 million based on future sales of the eMAC and uMAC systems.  Payments to the Company under the earnout are subject to Elutions first achieving certain minimum annual revenue from the sales of eMAC and uMAC systems.  The transaction closed on August 10, 2009.  During the quarter ended June 30, 2009, in anticipation of the sale, Lime reduced the carrying value of MPG’s assets to their expected fair value, incurring an impairment loss of $503,407.

The description of the Asset Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement, which is attached as Exhibit 10.6 to this report and is incorporated herein by reference.

The Company released a press release on August 12, 2009 announcing the transaction, a copy of which is attached as Exhibit 99.1 to this report.

Revolving Line of Credit

On August 10, 2009, Lime Energy Co. (the “Company” or “Lime”) entered into a $2 million secured revolving line of credit note (“Note”) with Richard P. Kiphart, the Company’s Chairman and largest stockholder.  The Note matures on February 10, 2010, and bears interest at 17% per annum, with 12% payable in cash and the remaining 5% to be capitalized and added to the principal balance on the Note.  A minimum of three months’ interest must be paid on all advances.  The Note is secured by all of the Company’s assets, but is subordinated to all of the Company’s current or future senior lenders, including its current mortgage lender.  The Note also requires the payment of an unused funds fee of 7% per annum on the unused portion of the Note, and if the line is cancelled prior to its maturity the Company will owe a minimum fee of $70,000, reduced for any interest or unused line fees paid prior to the termination.  The Company may borrow any amount, at any time during the term of the Note as long as it is not in default at the time of the advance, provided that the total advances under the Note, net of repayments, may not exceed $2 million.

The Note provides for acceleration upon the occurrence of events of default which include:

i)	failure to pay interest or unused funds fees within 10 days of written demand;

ii)	failure to pay outstanding principal and accrued interest thereon on the maturity date;

iii)	failure to pay termination fees on the termination date;

iv)

the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and such petition, application or proceeding is not dismissed within sixty (60) days; or

v)	the Company sells substantially all of its assets.

Any proceeds from the availability under the Note will be used for working capital and other general corporate purposes.  The Company has not drawn any funds under the Note.

In connection with the revolving line of credit, the Company issued to Mr. Kiphart two warrants to purchase shares of its common stock as follows: (i) a warrant to purchase 62,500 shares of its common stock at an exercise price of $6.40 per share, representing the closing market price of its common stock on August 10, 2009. This warrant becomes exercisable for a period of four years commencing on February 20, 2010, if the revolving credit line note has not been repaid in full by February 20, 2010, and (ii) a four-year warrant to purchase 75,000 shares of its common stock at an exercise price of $6.40 per share, representing the closing market price of its common stock on August 10, 2009, which is exercisable at any time commencing August 10, 2009.

The description of the Note and the warrants is not intended to be complete and is qualified in its entirety by the complete text of the 2009 Revolving Line of Credit Note, the 2009 Note Issuance Agreement, the 2009 Security Agreement, and the two Warrants, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this report and are incorporated herein by reference.

Amendment to Investor Rights Agreement and Conversion of Securities

On August 10, 2009, the eleven holders of the Company’s convertible term notes due May 31, 2010 (“Term Notes”) entered into a second amendment (the “Second Amendment”) to that certain Investor Rights Agreement dated May 29, 2007, as amended (the “Rights Agreement”). The Second Amendment grants the holders (except Richard P. Kiphart) the right to convert their notes into shares of the Company’s common stock at the lower of the conversion price set forth in the Rights Agreement ($7.00 per share), as adjusted, or at the public offering price, less the underwriting discount, per share of its common stock to be sold, if at all, pursuant to the Company’s Registration Statement on Form S-1, as may be declared effective by the SEC. The holders of Term Notes in the principal amount of $1.9 million have elected to convert their Term Notes pursuant to the Second Amendment. If the closing of the public offering does not occur by December 31, 2009, and subject to certain other conditions, the holders may terminate their election to convert, in which case they would retain the payment and conversion rights under the Term Notes existing prior to approval of the Second Amendment. Pursuant to the Second Amendment, Richard P. Kiphart elected to convert the outstanding principal balance and interest payable in stock under his Term Note into 487,054 shares of common stock at the closing market price of Company’s common stock on August 10, 2009, which was $6.40 per share.  In addition, as described under Item 3.02 below, on August 10, 2009, Mr. Kiphart converted the 374,363 shares of the Company’s Series A-1 Preferred Stock held by him and accrued PIK dividends into 3,777,705 shares of the Company’s common stock.

The description of the Second Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Second Amendment to Investor Rights Agreement, which is attached as Exhibit 10.7 to this report and is incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.02       Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on August 10, 2009, Richard P. Kiphart converted his Term Note and accrued interest payable in shares of common stock into 487,054 shares of Company common stock at a conversion price of $6.40 per share, which was the closing market price of the Company’s common stock on August 10, 2009.

The terms of the Company’s Series A-1 Preferred Stock provided that each share of the Series A-1 Preferred Stock is convertible into 10 shares of the Company’s common stock at the holders’ election any time on or after January 1, 2010.  On August 10, 2009, the Company waived the requirement that Mr. Kiphart hold the Series A-1 Preferred Stock until January 1, 2010, and permitted him to convert his 374,363 shares of Series A-1 Preferred Stock and accrued PIK dividends into 3,777,705 shares of Company common stock.

Each of the investors who elected to convert Term Notes or Series A-1 Preferred Stock is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).  The sale of the securities described above was made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Act, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to this sale of equity securities, and the investors provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities. Appropriate legends will be affixed by the Company to each of the shares and warrant certificates that have been or will be issued.

Additional information regarding these transactions is incorporated in this Item 3.02 by reference to “Item 1.01.  Entry into a Material Definitive Agreement” of this Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

10.1	2009 Revolving Line of Credit Note dated August 10, 2009
10.2	2009 Note Issuance Agreement
10.3	2009 Security Agreement
10.4	Warrant to purchase 62,500 shares of Lime Energy Common Stock
10.5	Warrant to purchase 75,000 shares of Lime Energy Common Stock
10.6	Asset Purchase Agreement
10.7	Second Amendment to Investor Rights Agreement
99.1	Press release dated August 12, 2009

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions.  All statements other than statements of historical facts are forward-looking statements, including any statements of the plans and objectives of management for future operations, any projections of revenue earnings or other financial items, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.  Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “estimate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “should,” “may,” “will,” “assume,” “continue,” or variations of such words and similar expressions.  These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict.  We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements due to general financial, economic, regulatory and political conditions affecting the energy efficiency industry as well as more specific risks and uncertainties.  Future operating results, our financial condition and the Company’s stock price may be affected by a number of factors.  Factors that could cause or contribute to such differences include, but are not limited to, (i) our limited operating history under our current business model in a rapidly evolving market and our history of operating losses; (ii) the current economic downturn; (iii) competition; (iv) our ability to obtain surety bonds; (v) our dependence on our senior managers; and (vi) other risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings filed with the Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such forward-looking statements.  Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: August 12, 2009	By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz

Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2009 Revolving Line of Credit Note dated August 10, 2009
10.2	2009 Note Issuance Agreement
10.3	2009 Security Agreement
10.4	Warrant to purchase 62,500 shares of Lime Energy Common Stock
10.5	Warrant to purchase 75,000 shares of Lime Energy Common Stock
10.6	Asset Purchase Agreement
10.7	Second Amendment to Investor Rights Agreement
99.1	Press release dated August 12, 2009